[LOGO OMITTED]                                              Agere Systems Inc.
                systems                               1110 American Parkway NE
         agere                                   Allentown, Pennsylvania 18109




                            AN IMPORTANT REMINDER!

February 7, 2005

Dear Stockholder:

     We recently sent you proxy materials in connection with our upcoming annual meeting of stockholders, scheduled to be held on Thursday, February 17, 2005. At this time, we have not yet received your vote.

     SOME OF THE PROPOSALS ON WHICH WE ARE ASKING YOU TO VOTE REQUIRE HIGH APPROVAL LEVELS. FOR EXAMPLE, WE ARE ASKING YOU TO APPROVE THE RECLASSIFICATION OF OUR TWO CLASSES OF COMMON STOCK INTO A NEW, SINGLE CLASS OF COMMON STOCK. THIS PROPOSAL REQUIRES THE APPROVAL OF A MAJORITY OF OUR OUTSTANDING COMMON STOCK AND A MAJORITY OF EACH CLASS OF COMMON STOCK. IF YOU DO NOT VOTE, IT WILL COUNT AS A VOTE AGAINST THESE PROPOSALS. Therefore, it is very important that you vote your shares. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the previously provided proxy statement.

     Your vote is very important, regardless of the number of shares you currently own. Since we are rapidly approaching the annual meeting, we urge you to vote your shares today, by following either the Internet or telephone voting instructions that are enclosed with this letter. You may also sign, date and return the enclosed voting instruction form in the envelope provided. Acting now will help ensure that your proxy instructions are received in time for the meeting. Thank you for your prompt attention.

     IF YOUR SHARES ARE HELD AT A BROKERAGE FIRM, YOUR BROKER CANNOT VOTE YOUR SHARES FOR YOU ON THE PROPOSAL TO RECLASSIFY OUR TWO CLASSES OF COMMON STOCK WITHOUT FIRST RECEIVING YOUR SPECIFIC VOTING INSTRUCTIONS. THANK YOU FOR GIVING THIS IMPORTANT MATTER YOUR PROMPT ATTENTION.



                                    JEAN F. RANKIN
                                    Senior Vice President, General Counsel and
                                    Secretary